Exhibit 4(a)

                 ARKANSAS POWER & LIGHT COMPANY

                               TO

            MORGAN GUARANTY TRUST COMPANY OF NEW YORK
          (formerly Guaranty Trust Company of New York)

                               AND

                        JOHN W. FLAHERTY

     (successor to Henry A. Theis, Herbert E. Twyeffort and
                       Grainger S. Greene)

                               AND

(as to property, real or personal, situated or being in Missouri)


            THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                (successor to Marvin A. Mueller)

 As Trustees under Arkansas Power & Light Company's Mortgage and
           Deed of Trust, dated as of October 1, 1944


                  ____________________________


               FIFTY-SECOND SUPPLEMENTAL INDENTURE

                Providing among other things for
        First Mortgage Bonds, Pollution Control Series C
                      (Fifty-Eighth Series)
                               and
        First Mortgage Bonds, Pollution Control Series D
                      (Fifty-Ninth Series)
                  ____________________________

                    Dated as of June 15, 1994

               FIFTY-SECOND SUPPLEMENTAL INDENTURE

     INDENTURE, dated as of June 15, 1994, between ARKANSAS POWER & LIGHT COMPANY, a corporation of the State of Arkansas, whose post office address is 425 West Capitol, Little Rock, Arkansas 72201 (hereinafter sometimes called the "Company"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (formerly Guaranty Trust Company of New York), a corporation of the State of New York, whose post office address is 60 Wall Street, New York, New York 10260 (hereinafter sometimes called the "Corporate Trustee"), and JOHN W. FLAHERTY (successor to Henry A. Theis, Herbert E. Twyeffort and Grainger S. Greene), whose post office address is 805 Harding Street, Westfield, New Jersey 07090 and (as to property, real or personal, situated or being in Missouri) THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association existing under the laws of the United States of America (successor to Marvin A. Mueller), whose post office address is 510 Locust Street, St. Louis, Missouri 63101, (said John W. Flaherty being hereinafter sometimes called the "Co-Trustee", and The Boatmen's National Bank of St. Louis being hereinafter sometimes called the "Missouri Co-Trustee", and the Corporate Trustee, the Co-Trustee and the Missouri Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944 (hereinafter sometimes called the "Mortgage"), which Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the "Fifty-second Supplemental Indenture") being supplemental thereto.

     WHEREAS, the Mortgage was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Company, among other things, appointed John
W. Flaherty as Co-Trustee in succession to Grainger S. Greene
(resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and

     WHEREAS, by the Thirty-third Supplemental Indenture mentioned below, the Company, among other things, appointed
Marvin A. Mueller as Missouri Co-Trustee, and Marvin A. Mueller accepted said appointment; and

     WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed The Boatmen's National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen's National Bank of St. Louis accepted said appointment; and

     WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

      WHEREAS, the Company executed and delivered to the Trustees the following supplemental indentures:
                         Designation                 Dated as of

     First Supplemental Indenture                  July 1, 1947
     Second Supplemental Indenture                 August 1, 1948
     Third Supplemental Indenture                  October 1, 1949
     Fourth Supplemental Indenture                 June 1, 1950
     Fifth Supplemental Indenture                  October 1, 1951
     Sixth Supplemental Indenture                  September 1, 1952
     Seventh Supplemental Indenture                June 1, 1953
     Eighth Supplemental Indenture                 August 1, 1954
     Ninth Supplemental Indenture                  April 1, 1955
     Tenth Supplemental Indenture                  December 1, 1959
     Eleventh Supplemental Indenture               May 1, 1961
     Twelfth Supplemental Indenture                February 1, 1963
     Thirteenth Supplemental Indenture             April 1, 1965
     Fourteenth Supplemental Indenture             March 1, 1966
     Fifteenth Supplemental Indenture              March 1, 1967
     Sixteenth Supplemental Indenture              April 1, 1968
     Seventeenth Supplemental Indenture            June 1, 1968
     Eighteenth Supplemental Indenture             December 1, 1969
     Nineteenth Supplemental Indenture             August 1, 1970
     Twentieth Supplemental Indenture              March 1, 1971
     Twenty-first Supplemental Indenture           August 1, 1971
     Twenty-second Supplemental Indenture          April 1, 1972
     Twenty-third Supplemental Indenture           December 1, 1972
     Twenty-fourth Supplemental Indenture          June 1, 1973
     Twenty-fifth Supplemental Indenture           December 1, 1973
     Twenty-sixth Supplemental Indenture           June 1, 1974
     Twenty-seventh Supplemental Indenture         November 1, 1974
     Twenty-eighth Supplemental Indenture          July 1, 1975
     Twenty-ninth Supplemental Indenture           December 1, 1977
     Thirtieth Supplemental Indenture              July 1, 1978
     Thirty-first Supplemental Indenture           February 1, 1979
     Thirty-second Supplemental Indenture          December 1, 1980
     Thirty-third  Supplemental Indenture          January 1, 1981
     Thirty-fourth Supplemental Indenture          August 1, 1981
     Thirty-fifth Supplemental Indenture           February 1, 1982
     Thirty-sixth Supplemental Indenture           December 1, 1982
     Thirty-seventh Supplemental Indenture         February 1, 1983
     Thirty-eighth Supplemental Indenture          December 1, 1984
     Thirty-ninth Supplemental Indenture           December 1, 1985
     Fortieth Supplemental Indenture               July 1, 1986
     Forty-first Supplemental Indenture            July 1, 1989
     Forty-second Supplemental Indenture           February 1, 1990
     Forty-third Supplemental Indenture            October 1, 1990
     Forty-fourth Supplemental Indenture           November 1, 1990
     Forty-fifth Supplemental Indenture            January 1, 1991
     Forty-sixth Supplemental Indenture            August 1, 1992
     Forty-seventh Supplemental Indenture          November 1, 1992
     Forty-eighth Supplemental Indenture           June 15, 1993
     Forty-ninth Supplemental Indenture            August 1, 1993
     Fiftieth Supplemental Indenture               October 1, 1993
     Fifty-first Supplemental Indenture            October 1, 1993

which   supplemental  indentures  were  appropriately  filed   or
recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                      Principal      Principal
                                        Amount         Amount
                      Series            Issued      Outstanding

     3 1/8% Series due 1974             $ 30,000,000        None
     2 7/8% Series due 1977               11,000,000        None
     3 1/8% Series due 1978                7,500,000        None
     2 7/8% Series due 1979                8,700,000        None
     2 7/8% Series due 1980                6,000,000        None
     3 5/8% Series due 1981                8,000,000        None
     3 1/2% Series due 1982               15,000,000        None
     4 1/4% Series due 1983               18,000,000        None
     3 1/4% Series due 1984                7,500,000        None
     3 3/8% Series due 1985               18,000,000        None
     5 5/8% Series due 1989               15,000,000        None
     4 7/8% Series due 1991               12,000,000        None
     4 3/8% Series due 1993               15,000,000        None
     4 5/8% Series due 1995               25,000,000    $25,000,000
     5 3/4% Series due 1996               25,000,000     25,000,000
     5 7/8% Series due 1997               30,000,000     30,000,000
     7 3/8% Series due 1998               15,000,000     15,000,000
     9 1/4% Series due 1999               25,000,000        None
     9 5/8% Series due 2000               25,000,000        None
     7 5/8% Series due 2001               30,000,000        None
     8% Series due August 1, 2001         30,000,000        None
     7 3/4% Series due 2002               35,000,000        None
     7 1/2% Series due
       December 1, 2002                   15,000,000        None
     8% Series due 2003                   40,000,000        None
     8 1/8% Series due
       December 1, 2003                   40,000,000        None
     10 1/2% Series due 2004              40,000,000        None
     9 1/4% Series due
       November 1, 1981                   60,000,000        None
     10 1/8% Series due July 1, 2005      40,000,000        None
     9 1/8% Series due
       December 1, 2007                   75,000,000        None
     9 7/8% Series due July 1, 2008       75,000,000        None
     10 1/4% Series due February 1, 2009  60,000,000        None
     16 1/8% Series due December 1, 1986  70,000,000        None
     4 1/2% Series due September 1, 1983   1,202,000        None
     5 1/2% Series due January 1, 1988       598,310        None
     5 5/8% Series due May 1, 1990         1,400,000        None
     6 1/4% Series due December 1, 1996    3,560,000        960,000
     9 3/4% Series due September 1, 2000   4,600,000      2,000,000
     8 3/4% Series due March 1, 1998       9,800,000      4,200,000
     17 3/8% Series due August 1, 1988    75,000,000        None
     16 1/2% Series due February 1, 1991  80,000,000        None
     13 3/8% Series due December 1, 2012  75,000,000        None
     13 1/4% Series due February 1, 2013  25,000,000        None
     14 1/8% Series due December 1, 2014  100,000,000       None
     Pollution Control Series A           128,800,000   128,800,000
     10 1/4% Series due July 1, 2016       50,000,000       None
     9 3/4% Series due July 1, 2019        75,000,000    75,000,000
     10% Series due February 1, 2020      150,000,000   150,000,000
     10 3/8% Series due October 1, 2020   175,000,000    23,818,000
     Solid Waste Disposal Series A         21,066,667    21,066,667
     Solid Waste Disposal Series B         28,440,000    28,440,000
     7 1/2% Series due August 1, 2007     100,000,000   100,000,000
     7.90% Series due November 1, 2002     25,000,000    25,000,000
     8.70% Series due November 1, 2022     25,000,000    25,000,000
     Pollution Control Series B            46,875,000    46,875,000
     6.65% Series due August 1, 2005      115,000,000   115,000,000
     6% Series due October 1, 2003        155,000,000   155,000,000
     7% Series due October 1, 2023        175,000,000   175,000,000

which bonds are also hereinafter sometimes called bonds of the First through Fifty-seventh Series, respectively; and

    WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

    WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

    WHEREAS, the Company now desires to create two new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

    WHEREAS, the execution and delivery by the Company of this Fifty-second Supplemental Indenture, and the terms of the bonds of the Fifty-eighth and Fifty-ninth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Boatmen's National Bank of St. Louis (as to property, real or personal, situated or being in Missouri) and John W. Flaherty (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Morgan Guaranty Trust Company of New York, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, all property, real, personal or mixed, of any kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Fifty-second Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

    TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

    IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

    PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Fifty-second Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft;
(3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and (8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Fifty-second Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Boatmen's National Bank of St. Louis (as to property, real or personal, situated or being in Missouri), and unto John
W. Flaherty (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Morgan Guaranty Trust Company of New York, as Trustees, and their successors and assigns forever.

    IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Fifty-second Supplemental Indenture being supplemental to the Mortgage.

    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

    The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

                            ARTICLE I

                  FIFTY-EIGHTH SERIES OF BONDS

    SECTION 1. There shall be a series of bonds designated "Pollution Control Series C" (herein sometimes called the "Fifty-eighth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Fifty-eighth Series (which shall be initially issued in the aggregate principal amount of $20,319,000) shall mature on December 1, 2016, shall be issued as fully registered bonds in the denomination of One Thousand Dollars and such other denominations as the officers of the Company shall determine to issue (such determination to be evidenced by the execution and delivery thereof), shall be dated as in Section 10 of the Mortgage provided, and the principal of, and, to the extent permitted by the Mortgage, interest on any overdue principal of, each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

    (I) The bonds of the Fifty-eighth Series shall be issued and delivered to, and registered in the name of, the trustee under the Trust Indenture, dated as of June 15, 1994 (hereinafter called the "Pope Indenture)", of Pope County, Arkansas (hereinafter called "Pope County") relating to its 6.30% Pollution Control Revenue Refunding Bonds, Series 1994 (Arkansas Power & Light Company Project) (hereinafter called the "Pope Bonds"), in order to evidence in part the Company's obligation to make certain payments under the Loan Agreement, dated as of June 15, 1994, between Pope County and the Company.

    The obligation of the Company to make any payment of principal of the bonds of the Fifty-eighth Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Pope Indenture of the amount of the corresponding payment required to be made by Pope County thereunder in respect of the principal of the Pope Bonds. The Corporate Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Fifty-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the Pope Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of the Pope Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

    (II) In the event that any Pope Bonds outstanding under the Pope Indenture shall become immediately due and payable pursuant to Section 1002 of the Pope Indenture, upon the occurrence of an Event of Default under Section 1001(a) or (b) of the Pope Indenture, all bonds of the Fifty-eighth Series, then outstanding, shall be redeemed by the Company, on the date such Pope Bonds shall have become immediately due and payable, at the principal amount thereof.

    In the event that any Pope Bonds are to be redeemed pursuant to Section 301(b) of the Pope Indenture, bonds of the Fifty-eighth Series, in a principal amount equal, as nearly as practicable, to the sum of (i) the principal amount of such Pope Bonds and (ii) eight-twelfths (8/12) of the annual interest due on such Pope Bonds, shall be redeemed by the Company, on the date fixed for redemption of Pope Bonds, at the principal amount thereof.

    The Corporate Trustee may conclusively presume that no redemption of bonds of the Fifty-eighth Series is required pursuant to this subsection (II) unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the Pope Indenture, signed by its President, a Vice President or a Trust Officer, stating that the Pope Bonds have become immediately due and payable pursuant to Section 1002 of the Pope Indenture, upon the occurrence of an Event of Default under Section 1001(a) or (b) of the Pope Indenture, or the Pope Bonds are to be redeemed pursuant to
Section 301(b) of the Pope Indenture and specifying the principal amount thereof, as the case may be. Said notice shall also contain a waiver of notice of such redemption by the trustee under the Pope Indenture, as the holder of all the bonds of the Fifty-eighth Series then outstanding.

    (III) The Company hereby waives its right to have any notice of any redemption pursuant to subsection (II) of this Section 1 state that such notice is subject to the receipt of the redemption moneys by the Corporate Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 52 of the Mortgage, any such notice under such subsection shall not be conditional.

    (IV) At the option of the registered owner, any bonds of the Fifty-eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company, duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

    Bonds of the Fifty-eighth Series shall not be transferable except to any successor trustee under the Pope Indenture, any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

    The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Fifty-eighth Series.

    (V) The bonds of the Fifty-eighth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

                           ARTICLE II

                   FIFTY-NINTH SERIES OF BONDS

    SECTION 2. There shall be a series of bonds designated "Pollution Control Series D" (herein sometimes called the "Fifty-ninth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Fifty-ninth Series (which shall be initially issued in the aggregate principal amount of $9,586,400) shall mature on June 1, 2018, shall be issued as fully registered bonds in the denomination of One Thousand Dollars and such other denominations as the officers of the Company shall determine to issue (such determination to be evidenced by the execution and delivery thereof), shall be dated as in Section 10 of the Mortgage provided, and the principal of, and, to the extent permitted by the Mortgage, interest on any overdue principal of, each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

    (I) The bonds of the Fifty-ninth Series shall be issued and delivered to, and registered in the name of, the trustee under the Trust Indenture, dated as of June 15, 1994 (hereinafter called the "Jefferson Indenture)", of Jefferson County, Arkansas (hereinafter called "Jefferson County") relating to its 6.30% Pollution Control Revenue Refunding Bonds, Series 1994 (Arkansas Power & Light Company Project) (hereinafter called the "Jefferson Bonds"), in order to evidence in part the Company's obligation to make certain payments under the Loan Agreement, dated as of June 15, 1994, between Jefferson County and the Company.

    The obligation of the Company to make any payment of principal of the bonds of the Fifty-ninth Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Jefferson Indenture of the amount of the corresponding payment required to be made by Jefferson County thereunder in respect of the principal of the Jefferson Bonds. The Corporate Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Fifty-ninth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the Jefferson Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of the Jefferson Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

    (II) In the event that any Jefferson Bonds outstanding under the Jefferson Indenture shall become immediately due and payable pursuant to Section 1002 of the Jefferson Indenture, upon the occurrence of an Event of Default under Section 1001(a) or (b) of the Jefferson Indenture, all bonds of the Fifty-ninth Series, then outstanding, shall be redeemed by the Company, on the date such Jefferson Bonds shall have become immediately due and payable, at the principal amount thereof.

    In the event that any Jefferson Bonds are to be redeemed pursuant to Section 301(b) of the Jefferson Indenture, bonds of the Fifty-ninth Series, in a principal amount equal, as nearly as practicable, to the sum of (i) the principal amount of such Jefferson Bonds and (ii) eight-twelfths (8/12) of the annual interest due on such Jefferson Bonds, shall be redeemed by the Company, on the date fixed for redemption of Jefferson Bonds, at the principal amount thereof.

    The Corporate Trustee may conclusively presume that no redemption of bonds of the Fifty-ninth Series is required pursuant to this subsection (II) unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the Jefferson Indenture, signed by its President, a Vice President or a Trust Officer, stating that the Jefferson Bonds have become immediately due and payable pursuant to Section 1002 of the Jefferson Indenture, upon the occurrence of an Event of Default under Section 1001(a) or (b) of the Jefferson Indenture, or the Jefferson Bonds are to be redeemed pursuant to Section 301(b) of the Jefferson Indenture and specifying the principal amount thereof, as the case may be. Said notice shall also contain a waiver of notice of such redemption by the trustee under the Jefferson Indenture, as the holder of all the bonds of the Fifty-ninth Series then outstanding.

    (III) The Company hereby waives its right to have any notice of any redemption pursuant to subsection (II) of this Section 2 state that such notice is subject to the receipt of the redemption moneys by the Corporate Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 52 of the Mortgage, any such notice under such subsection shall not be conditional.

    (IV) At the option of the registered owner, any bonds of the Fifty-ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company, duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

    Bonds of the Fifty-ninth Series shall not be transferable except to any successor trustee under the Jefferson Indenture, any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

    The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Fifty-ninth Series.

    (V) The bonds of the Fifty-ninth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.


                           ARTICLE III

                    MISCELLANEOUS PROVISIONS

    SECTION 3. Subject to the amendments provided for in this Fifty-second Supplemental Indenture, the terms defined in the Mortgage and the First through Fifty-first Supplemental
Indentures shall, for all purposes of this Fifty-second
Supplemental Indenture, have the meanings specified in the Mortgage and the First through Fifty-first Supplemental
Indentures.

    SECTION 4. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Fifty-first Supplemental Indentures set forth and upon the following terms and conditions:

    The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Fifty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-second Supplemental Indenture.

    SECTION 5. Whenever in this Fifty-second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 6. Nothing in this Fifty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Fifty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

    SECTION 7. This Fifty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    SECTION 8. This Fifty-second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

    IN WITNESS WHEREOF, ARKANSAS POWER & LIGHT COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, one of its Vice Presidents, and its corporate seal to be attested by one of its Assistant Secretaries for and in its behalf, and JOHN W. FLAHERTY has hereunto set his hand and affixed his seal, and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be attested by one of its Assistant Secretaries or one of its Trust Officers for and in its behalf, as of the day and year first above written.

                                   ARKANSAS POWER & LIGHT COMPANY



                                   By:.....................
                                          Vice President


Attest:




..................................
    Assistant Secretary


Executed, sealed and delivered by
ARKANSAS POWER & LIGHT COMPANY
in the presence of:



...................................

...................................

                                    MORGAN GUARANTY TRUST COMPANY
                                                     OF NEW YORK,
                                             As Corporate Trustee



                                   By:..........................
                                            Vice President


Attest:


............................
 Assistant Secretary



                                        JOHN W. FLAHERTY,
                                                    As Co-Trustee


                                        By:    ...................[L.S.]

Attest:

................................
 Assistant Secretary


Executed, sealed and delivered by
MORGAN GUARANTY TRUST COMPANY
OF NEW YORK and JOHN W. FLAHERTY
in the presence of:



......................................


......................................

                                      THE BOATMEN'S NATIONAL BANK
                                            OF ST. LOUIS,
                                       As Co-Trustee as to property,
                                       real or personal, situated or
                                       being in Missouri


                                      By:.............................
                                              Trust Officer









Attest:


...............................
    Trust Officer






Executed, sealed and delivered by
THE BOATMEN'S NATIONAL BANK
OF ST. LOUIS in the presence of:



.............................


.............................

STATE OF LOUISIANA     )
                       )    SS.:
PARISH OF ORLEANS      )


    On this 15th day of June, 1994, before me, Connie H. Wise, a Notary Public duly commissioned, qualified and acting within and for said Parish and State, appeared in person the within named GLENN E. HARDER and LEE W. RANDALL, to me personally well known, who stated that they were a Vice President and Assistant Secretary, respectively, of ARKANSAS POWER & LIGHT COMPANY, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

    On the 15th day of June, 1994, before me personally came GLENN E. HARDER, to me known, who, being by me duly sworn, did depose and say that he resides in Mandeville, Louisiana; that he is a Vice President of ARKANSAS POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

    On the 15th day of June, 1994, before me appeared GLENN E. HARDER, to me personally known, who, being by me duly sworn, did say that he is a Vice President of ARKANSAS POWER & LIGHT COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.


    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.




                            _____________________________________
                                      Connie H. Wise
                                       Notary Public
                            Parish of Orleans, State of Louisiana
                               My Commission is Issued for Life

STATE OF NEW YORK        )
                         )    SS.:
COUNTY OF NEW YORK       )


    On this 16th day of June, 1994, before me, Susan Fields, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared HELEN G. CHIN and DIANA HILS, to me personally well known, who stated that they were a Vice President and Assistant Secretary, respectively, of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

    On the 16th day of June, 1994, before me personally came HELEN G. CHIN, to me known, who, being by me duly sworn, did depose and say that she resides in New York, New York; that she is a Vice President of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

    On the 16th day of June, 1994, before me appeared HELEN G. CHIN, to me personally known, who, being by me duly sworn, did say that she is a Vice President of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said corporation.


    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.






                                        Susan Fields
                               Notary Public, State of New York
                                        No. 31-4980055
                                 Qualified in New York County
                              My Commission Expires April 8, 1995

STATE OF NEW YORK     )
                      )     SS.:
COUNTY OF NEW YORK    )


    On this 16th day of June, 1994, before me, Susan Fields, the undersigned, personally appeared JOHN W. FLAHERTY, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

    On the 16th day of June, 1994, before me personally appeared
JOHN W. FLAHERTY, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


    IN WITNESS WHEREOF, I hereunto set my hand and official seal.





                                         Susan Fields
                               Notary Public, State of New York
                                         No. 31-4980055
                                  Qualified in New York County
                              My Commission Expires April 8, 1995

STATE OF MISSOURI      )
                       )  SS.:
COUNTY OF ST. LOUIS    )


    On this 15th day of June, 1994, before me, Joy Marie Lincoln, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared ROBERT A. CLASQUIN and P.
C. QUIBELLE, to me personally well known, who stated that they were Trust Officers of THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

    On the 15th day of June, 1994, before me personally came ROBERT A. CLASQUIN, to me known, who, being by me duly sworn, did depose and say that he resides in Highland, Illinois; that he is a Trust Officer of THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name by like order.

    On the 15th day of June, 1994, before me appeared ROBERT A. CLASQUIN to me personally known, who, being by me duly sworn, did say that he is a Trust Officer of THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.





                                     Joy Marie Lincoln
                              Notary Public, State of Missouri
                                      St. Louis County
                           My Commission Expires October 16, 1994